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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: December 23, 1997


                  MASSACHUSETTS ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Massachusetts            0-5464              04-1988940
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

             (Address of principal executive offices)

                          (508) 389-2000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

     Industry Restructuring
     ----------------------

     As previously reported, on November 25, 1997, legislation was signed into law by the Governor of Massachusetts which would provide Massachusetts utility customers with the ability to choose their electric supplier on March 1, 1998. The legislation provides a mechanism for the recovery by electric utilities of stranded costs resulting from industry restructuring. In October 1996, New England Electric System and its Massachusetts subsidiaries (New England Power Company and Massachusetts Electric Company) reached a settlement agreement with various governmental agencies and other interested parties, regarding recovery of stranded costs, divestiture of the NEES companies generating business, and other issues. The Massachusetts settlement agreement had been approved by the Massachusetts Department of Public Utilities (MDPU) on July 14, 1997.

     The legislation allows the Massachusetts Department of Telecommunications and Energy (MDTE, successor to the MDPU) to determine that previously approved settlement agreements substantially comply or are consistent with the legislation and may be implemented. On December 23, 1997, the MDTE ordered that the Massachusetts settlement substantially complies or is consistent with the legislation. The MDTE deferred to a later order its decision on certain tariff modifications proposed by Massachusetts Electric in response to the legislation.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                             MASSACHUSETTS ELECTRIC COMPANY

                                     s\Michael E. Jesanis

                                             By _________________________
                                    Michael E. Jesanis
                                    Treasurer


Date: December 30, 1997